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                                                                     Exhibit 4.6

                                                                  EXECUTION COPY

                            BAXTER INTERNATIONAL INC.

                                       AND

                          BANK ONE TRUST COMPANY, N.A.,

                                   as Trustee

                             _______________________

                          SUPPLEMENTAL INDENTURE NO. 1

                          Dated as of December 17, 2002

                            ________________________

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         THIS SUPPLEMENTAL INDENTURE No. 1 (this "Supplemental Indenture"), dated as of December 17, 2002, is between BAXTER INTERNATIONAL INC., a Delaware corporation (the "Company"), and BANK ONE TRUST COMPANY, N.A., a national banking association, as Trustee (the "Trustee").

                                 R E C I T A L S

         WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture dated as of April 26, 2002 (the "Base Indenture" and together with this Supplemental Indenture, the "Indenture"), providing for the issuance from time to time of series of the Company's Securities (as defined in the Base Indenture);

         WHEREAS, Section 901(4) of the Base Indenture provides for the Company and the Trustee to enter into an indenture supplemental to the Base Indenture to establish the form or terms of Securities of any series as permitted by Sections 201 or 301 of the Base Indenture;

         WHEREAS, pursuant to Section 301 of the Base Indenture, the Company wishes to provide for the issuance of a new series of Securities to be known as its 3.6% Senior Notes due 2008 (the "Senior Notes"), the form and terms of such Senior Notes and the terms, provisions and conditions thereof to be set forth as provided in this Supplemental Indenture;

         WHEREAS, the Company has requested that the Trustee execute and deliver this Supplemental Indenture and all requirements necessary to make this Supplemental Indenture a valid, binding and enforceable instrument in accordance with its terms, and to make the Senior Notes, when executed by the Company and authenticated and delivered by the Trustee, the valid, binding and enforceable obligations of the Company, have been done and performed, and the execution and delivery of this Supplemental Indenture has been duly authorized in all respects.

         NOW, THEREFORE, in consideration of the covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                    ARTICLE 1
                                   Definitions

         Section 1.01 Relation to Base Indenture. This Supplemental Indenture constitutes an integral part of the Base Indenture.

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         Section 1.02. Definition Of Terms. For all purposes of this
Supplemental Indenture:

                (a) Capitalized terms used herein without definition shall have the meanings specified in the Base Indenture, or, if not defined in the Base Indenture, in the Purchase Contract Agreement, the Pledge Agreement or the Remarketing Agreement;

                (b) a term defined anywhere in this Supplemental Indenture has the same meaning throughout;

                (c)    the singular includes the plural and vice versa;

                (d) headings are for convenience of reference only and do not affect interpretation;

                (e) the following terms have the meanings given to them in this Article 1:

         "Accounting Event" means the receipt by the audit committee of the board of directors of the Company of a written report in accordance with Statement on Auditing Standards ("SAS") No. 97, "Amendment to SAS No. 50 - Reports on the Application of Accounting Principles", from the Company's independent auditors, provided at the request of the management of the Company, to the effect that, as a result of a change in accounting rules after the date hereof, the Company must either (i) account for all or any portion of the Purchase Contracts as a derivative under SFAS 133 (or otherwise mark-to-market or measure at fair value all or any portion of the Purchase Contracts, with changes appearing in the Company's income statement) or (ii) account for the Units using the if-converted method under SFAS 128, and that such accounting treatment will cease to apply upon redemption of the Senior Notes.

         "Applicable Principal Amount" means the aggregate principal amount of the Senior Notes that are components of Corporate Units.

         "Business Day" shall have the meaning specified in the Purchase Contract Agreement.

         "Corporate Units" shall have the meaning specified in the Purchase Contract Agreement.

         "Coupon Rate" shall have the meaning set forth in Section 2.05(a).

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         "Depositary" means a clearing agency registered under Section 17A of the Securities Exchange Act of 1934, as amended, that is designated to act as Depositary for the Corporate Units pursuant to the Purchase Contract Agreement.

         "Depositary Participant" means a broker, dealer, bank, other financial institution or other Person for whom from time to time the Depositary effects book entry transfers and pledges of securities deposited with the Depositary.

         "Final Remarketing Price" shall have the meaning set forth in Section 8.02(b).

         "Global Senior Notes" shall have the meaning set forth in Section 2.04.

         "Interest Payment Date" shall have the meaning set forth in Section 2.05(b).

         "Maturity Date" shall have the meaning specified in Section 2.02.

         "Pledge Agreement" means the Pledge Agreement, dated as of December 17, 2002 among the Company, Bank One Trust Company, N.A., as Collateral Agent, Custodial Agent and Securities Intermediary, and Bank One Trust Company, N.A., as Purchase Contract Agent and attorney-in-fact for the Holders of the Purchase Contracts, as amended from time to time.

         "Purchase Contract Agreement" means the Purchase Contract Agreement, dated as of December 17, 2002, between the Company and Bank One Trust Company, N.A., as purchase contract agent, as amended from time to time.

         "Purchase Contracts" and "Purchase Contract" shall have their respective meanings specified in the Purchase Contract Agreement.

         "Purchase Contract Settlement Date" means February 16, 2006.

         "Put Price" shall have the meaning set forth in Section 8.05(a).

         "Put Right" shall have the meaning set forth in Section 8.05(a).

         "Quotation Agent" means any primary U.S. government securities dealer selected by the Company.

         "Record Date" means, with respect to any Interest Payment Date for the Senior Notes, the first Business Day of the calendar month in which such Interest Payment Date falls; provided that the Company may, at its option, select any other day as the Record Date for any Interest Payment Date so long as such

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Record Date selected is more than one Business Day but less than sixty Business
Days prior to such Interest Payment Date.

         "Redemption Amount" shall mean, for each Senior Note, an amount equal to the product of the principal amount of that Senior Note and a fraction, the numerator of which is the Treasury Portfolio Purchase Price and the denominator of which is the Applicable Principal Amount.

         "Redemption Price" shall mean, for each Senior Note, the Redemption Amount plus any accrued and unpaid interest on such Senior Note to but excluding the Special Event Redemption Date.

         "Remarketed Senior Notes" shall have the meaning set forth in Section 8.01(c).

         "Remarketing Agent" shall have the meaning set forth in the Remarketing Agreement.

         "Remarketing Agreement" means the Remarketing Agreement, dated as of December 17, 2002, among the Company, Banc of America Securities LLC, Credit Suisse First Boston Corporation and UBS Warburg LLC, each as a potential Remarketing Agent, and Bank One Trust Company, N.A., as Purchase Contract Agent, as amended from time to time.

         "Remarketing Price" shall have the meaning set forth in Section
8.02(a).

         "Reset Effective Date" means the date three Business Days following the date of a Successful Remarketing pursuant to which the Coupon Rate is reset to a Reset Rate.

         "Reset Rate" means the interest rate per annum on the Senior Notes (i) in the case of a Successful Remarketing prior to the Final Remarketing Date, as determined by the Remarketing Agent as necessary to remarket the Remarketed Senior Notes at a price per Remarketed Senior Note such that the aggregate price for the Remarketed Senior Notes is equal to approximately 100.25% of the sum of the Treasury Portfolio Purchase Price and Separate Senior Notes Purchase Price, and (ii) in the case of a Successful Remarketing on the Final Remarketing Date, as the rate necessary to remarket the Remarketed Senior Notes at a price per Remarketed Senior Note such that the aggregate price for the Remarketed Senior Notes is equal to approximately 100.25% of the aggregate principal amount of the Remarketed Senior Notes; provided that if there are no Corporate Units outstanding and none of the Holders elect to have Separate Senior Notes held by them remarketed, or in the case of a Failed Remarketing, the interest rate payable on the Senior Notes will not be reset and the interest rate payable on the Senior

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Notes shall continue to be the Coupon Rate; provided further that in no event shall the Reset Rate exceed the maximum rate, if any, permitted by applicable law.

         "Separate Senior Notes" means Senior Notes that are no longer a component of Corporate Units.

         "Special Event" shall mean either a Tax Event or an Accounting Event.

         "Special Event Redemption" means the redemption of the Senior Notes pursuant to the terms hereof following the occurrence of a Special Event.

         "Special Event Redemption Date" shall have the meaning set forth in
Section 3.01.

         "Tax Event" means the receipt by the Company of an opinion of counsel, rendered by a law firm having a recognized national law practice, to the effect that, as a result of any amendment to, change in or announced proposed change in the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative decision, pronouncement, judicial decision or action interpreting or applying such laws or regulations, which amendment or change is effective or which proposed change, pronouncement, action or decision is announced on or after the date hereof, there is more than an insubstantial increase in the risk that interest payable by the Company on the Senior Notes is not, or within 90 days of the date of such opinion, will not be, deductible by the Company, in whole or in part, for United States federal income tax purposes.

         "Treasury Portfolio" means a portfolio of (1) U.S. treasury securities (or principal or interest strips thereof) that mature on or prior to February 15, 2006 in an aggregate amount equal to the Applicable Principal Amount, and
(2) (x) in the case of a Successful Remarketing prior to the Final Remarketing Date, for the scheduled Interest Payment Date on the Purchase Contract Settlement Date, U.S. treasury securities (or principal or interest strips thereof) that mature on or prior to February 15, 2006 in an aggregate amount equal to the aggregate interest payment (assuming no reset of the interest rate) that would have been due on the Purchase Contract Settlement Date on the Applicable Principal Amount, and (y) in the case of a Special Event Redemption, for each scheduled Interest Payment Date that occurs after the Special Event Redemption Date to and including the Purchase Contract Settlement Date, U.S. treasury securities (or principal or interest strips thereof) that mature on or prior to the business day immediately preceding such scheduled Interest Payment Date in an aggregate amount equal to the aggregate interest payment (assuming no reset of the interest rate) that would have been due on such scheduled Interest Payment Date on the Applicable Principal Amount.

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         "Treasury Portfolio Purchase Price" means the lowest aggregate ask-side price quoted by a Primary Treasury Dealer to the Quotation Agent between 9:00 a.m. and 11:00 a.m. (New York City time) (i) in the case of a Special Event Redemption, on the third Business Day immediately preceding the Special Event Redemption Date for the purchase of the applicable Treasury Portfolio for settlement on the Special Event Redemption Date, and (ii) in the case of a Successful Remarketing prior to the Final Remarketing Date, on the date of such Successful Remarketing for the purchase of the applicable Treasury Portfolio for settlement on the third Business Day immediately following the date of such Successful Remarketing.

         The terms "Company," "Trustee," "Indenture," "Base Indenture" and "Senior Notes" shall have the respective meanings set forth in the recitals to this Supplemental Indenture and the paragraph preceding such recitals.

                                    ARTICLE 2
                General Terms and Conditions of the Senior Notes

         Section 2.01. Designation and Principal Amount. There is hereby authorized a series of Securities designated as 3.6% Senior Notes due February 16, 2008 limited in aggregate principal amount to $1,100,000,000 (or up to $1,250,000,000 to the extent that the Underwriters' over-allotment option is exercised). The Senior Notes may be issued from time to time upon written order of the Company for the authentication and delivery of Senior Notes pursuant to
Section 303 of the Base Indenture.

         Section 2.02. Maturity. Unless a Special Event Redemption occurs prior to the Maturity Date (defined below), the date upon which the Senior Notes shall become due and payable at final maturity, together with any accrued and unpaid interest, is February 16, 2008 (the "Maturity Date").

         Section 2.03.  Form, Payment and Appointment. Except as provided in
Section 2.04, the Senior Notes shall be issued in fully registered, certificated form, bearing identical terms. Principal of and interest on the Senior Notes will be payable, the transfer of such Senior Notes will be registrable, and such Senior Notes will be exchangeable for Senior Notes of a like aggregate principal amount bearing identical terms and provisions, at the office or agency of the Company maintained for such purpose in the Borough of Manhattan, The City of New York, which shall initially be the Corporate Trust Office of the Trustee; provided, however, that payment of interest may be made at the option of the Company by check mailed to the Holder at such address as shall appear in the Security Register

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or by wire transfer to an account appropriately designated by the Holder entitled to payment.

         No service charge shall be made for any registration of transfer or exchange of the Senior Notes, but the Company may require payment from the Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

         The Security Registrar and Paying Agent for the Senior Notes shall initially be the Trustee.

         The Senior Notes shall be issuable in denominations of $50 and integral multiples of $50 in excess thereof.

         Section 2.04. Global Senior Notes. Senior Notes that are no longer a component of the Corporate Units and released from the Collateral Account (as defined in the Pledge Agreement) will be issued in permanent global form (a "Global Senior Note"), and if issued as one or more Global Senior Notes, the Depositary shall be The Depository Trust Company or such other depositary as any officer of the Company may from time to time designate. Upon the creation of Treasury Units or the recreation of Corporate Units, an appropriate annotation shall be made on the Schedule of Increases and Decreases on the Global Senior Notes held by the Depositary. Unless and until such Global Senior Note is exchanged for Senior Notes in certificated form, Global Senior Notes may be transferred, in whole but not in part, and any payments on the Senior Notes shall be made, only to the Depositary or a nominee of the Depositary, or to a successor Depositary selected or approved by the Company or to a nominee of such successor Depositary.

         Section 2.05. Interest. (a) The Senior Notes will bear interest initially at the rate of 3.6% per year (the "Coupon Rate") from the original date of issuance through and including the earlier of (i) the Maturity Date and
(ii) the day immediately preceding any Reset Effective Date. In the event of a Successful Remarketing of the Senior Notes, the Coupon Rate will be reset by the Remarketing Agent at the appropriate Reset Rate with effect from the related Reset Effective Date, as set forth under Section 8.03. If the Coupon Rate is so reset, the Senior Notes will bear interest at the Reset Rate from the related Reset Effective Date until the principal thereof and interest thereon is paid or duly made available for payment and shall bear interest, to the extent permitted by law, compounded quarterly, on any overdue principal and payment of interest at the Coupon Rate through and including the day immediately preceding the Reset Effective Date and at the Reset Rate thereafter.

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         (b)   Interest on the Senior Notes shall be payable quarterly in arrears on February 16, May 16, August 16 and November 16 of each year (each, an "Interest Payment Date"), commencing February 16, 2003, to the Person in whose name such Senior Note, or any predecessor Senior Note, is registered at the close of business on the Record Date for such Interest Payment Date. Interest on the Senior Notes shall accrue from December 17, 2002.

         (c) The amount of interest payable for any full quarterly period will be computed on the basis of a 360-day year consisting of twelve 30-day months. The amount of interest payable for any period shorter than a full quarterly period for which interest is computed will be computed on the basis of a 30-day month and, for any period less than a month, on the basis of the actual number of days elapsed per 30-day month. In the event that any scheduled Interest Payment Date falls on a day that is not a Business Day, then payment of interest payable on such Interest Payment Date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next calendar year, then such payment will be made on the preceding Business Day.

         Section 2.06. No Defeasance. The provisions of Section 402 of the Base Indenture shall not apply to the Senior Notes.

         Section 2.07. No Sinking Fund. The Senior Notes are not entitled to the benefit of any sinking fund.

         Section 2.08. No Subordination. The Senior Notes are not Subordinate Securities and the Subordination Provisions of Section 301(25) of the Base Indenture shall not apply to the Senior Notes.

                                    ARTICLE 3
                         Redemption of the Senior Notes

         Section 3.01. Special Event Redemption. If a Special Event shall occur and be continuing, the Company may, at its option, redeem the Senior Notes in whole, but not in part, on any Interest Payment Date prior to the earlier of the date of a Successful Remarketing or the Purchase Contract Settlement Date, at a price per Senior Note equal to the Redemption Price, payable on the date of redemption (the "Special Event Redemption Date") to the Holders of the Senior Notes registered at the close of business on the Record Date for such Interest Payment Date. If the Company so elects to redeem the Senior Notes, the Company shall appoint the Quotation Agent to assist the Company in determining the Treasury

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Portfolio Purchase Price. Notice of any Special Event Redemption will be mailed by the Company (with a copy to the Trustee) at least 30 days but not more than 60 days before the Special Event Redemption Date to each registered Holder of the Senior Notes at its registered address. In addition, the Company shall notify the Collateral Agent in writing that a Special Event has occurred and that the Company intends to redeem the Senior Notes on the Special Event Redemption Date. Unless the Company defaults in the payment of the Redemption Price, on and after the Special Event Redemption Date, (a) interest shall cease to accrue on the Senior Notes, (b) the Senior Notes shall become due and payable at the Redemption Price, and (c) the Senior Notes shall be void and all rights of the Holders in respect of the Senior Notes shall terminate and lapse (other than the right to receive the Redemption Price upon surrender of such Senior Notes but without interest on such Redemption Price). Following the notice of a Special Event Redemption, neither the Company nor the Trustee shall be required to register the transfer of or exchange the Senior Notes to be redeemed.

         Section 3.02. Redemption Procedures. On or prior to the Special Event Redemption Date, the Company shall deposit with the Trustee immediately available funds in an amount sufficient to pay, on the Special Event Redemption Date, the aggregate Redemption Price for all outstanding Senior Notes. In exchange for any Senior Notes surrendered for redemption on or after the Special Event Redemption Date, the Trustee shall pay an amount equal to the Redemption Price (a) to the Collateral Agent, in the case of Senior Notes that are included in Corporate Units, which amount shall be applied by the Collateral Agent in accordance with the terms of the Pledge Agreement, and (b) to the holders of the Separate Senior Notes, in the case of Separate Senior Notes.

                                    ARTICLE 4
                               Form of Senior Note

         Section 4.01. Form Of Senior Note. The Senior Notes and the Trustee's Certificate of Authentication to be endorsed thereon are to be substantially in the forms attached as Exhibit A hereto, with such changes therein as the officers of the Company executing the Senior Notes (by manual or facsimile signature) may approve, such approval to be conclusively evidenced by their execution thereof.

                                    ARTICLE 5
                         Original Issue of Senior Notes

         Section 5.01. Original Issue Of Senior Notes. Senior Notes in the aggregate principal amount of $1,100,000,000 (or up to $1,250,000,000 to the

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extent that the Underwriters' over-allotment option is exercised) may from time to time, upon execution of this Supplemental Indenture, be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Senior Notes to or upon the written order of the Company pursuant to Section 303 of the Base Indenture without any further action by the Company (other than as required by the Base Indenture).

                                    ARTICLE 6
                             Original Issue Discount

         Section 6.01. Original Issue Discount. The Company shall file with the Trustee promptly at the end of each calendar year (i) a written notice specifying the amount of original issue discount (including daily rates and accrual periods) accrued on Senior Notes that are Outstanding as of the end of the year and (ii) such other specific information relating to such original issue discount as may then be relevant under the Internal Revenue Code of 1986, as amended from time to time.

                                    ARTICLE 7
                                  Miscellaneous

         Section 7.01. Ratification Of Indenture. The Indenture, as supplemented by this Supplemental Indenture, is in all respects ratified and confirmed, and this Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided.

         Section 7.02. Trustee Not Responsible For Recitals. The recitals herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

         Section 7.03. New York Law To Govern. THIS SUPPLEMENTAL INDENTURE AND EACH SENIOR NOTE SHALL BE DEEMED TO BE CONTRACTS MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

         Section 7.04. Separability. In case any one or more of the provisions contained in this Supplemental Indenture or in the Senior Notes shall for any reason be held to be invalid, illegal or unenforceable in any respect, then, to the

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extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provisions of this Supplemental Indenture or of the Senior Notes, but this Supplemental Indenture and the Senior Notes shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

         Section 7.05. Counterparts. This Supplemental Indenture may be executed in any number of counterparts each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

                                    ARTICLE 8
                                   Remarketing

         Section 8.01. Remarketing Procedures. (a) Unless a Special Event Redemption or a Successful Remarketing has occurred prior to the applicable Remarketing Date, the Company shall engage the Remarketing Agent pursuant to the Remarketing Agreement for the Remarketing of the Senior Notes. The Company will request, not later than seven nor more than 15 calendar days prior to the applicable Remarketing Date, that the Depositary or its nominee notify the Beneficial Owners or Depositary Participants holding Separate Senior Notes, Corporate Units and Treasury Units of the procedures to be followed in the applicable Remarketing.

         (b) Each Holder of Separate Senior Notes may elect to have Separate Senior Notes held by such Holder remarketed in any Remarketing. A Holder making such an election must, pursuant to the Pledge Agreement, notify the Custodial Agent and deliver such Separate Senior Notes to the Custodial Agent prior to 5:00 P.M. (New York City time) on or prior to the fifth Business Day immediately preceding the applicable Remarketing Date (but no earlier than the Interest Payment Date immediately preceding the applicable Remarketing Date). Any such notice and delivery may not be conditioned upon the level at which the Reset Rate is established in the Remarketing. Any such notice and delivery may be withdrawn prior to 5:00 P.M. (New York City time) on or prior to the fifth Business Day immediately preceding the applicable Remarketing Date in accordance with the provisions set forth in the Pledge Agreement. Any such notice and delivery not withdrawn by such time will be irrevocable with respect to such Remarketing. Pursuant to Section 5.07(c) of the Pledge Agreement, promptly after 11:00 A.M., New York City time, on the Business Day immediately preceding the applicable Remarketing Date, the Custodial Agent, based on the notices and deliveries received by it prior to such time, shall notify the Remarketing Agent of the principal amount of Separate Senior Notes to be tendered for remarketing and shall cause such Separate Senior Notes to be

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presented to the Remarketing Agent. Under Section 5.02 of the Purchase Contract
Agreement, Senior Notes that are components of Corporate Units will be deemed tendered for Remarketing and will be remarketed in accordance with the terms of the Remarketing Agreement.

         (c) The right of each Holder of Senior Notes that are included in Corporate Units to have such Senior Notes, and each Holder of Separate Senior Notes to have any Separate Senior Notes (together, the "Remarketed Senior Notes"), remarketed and sold on any Remarketing Date shall be limited to the extent that (i) the Remarketing Agent conducts a Remarketing pursuant to the terms of the Remarketing Agreement, (ii) a Special Event Redemption has not occurred prior to such Remarketing Date, (iii) the Remarketing Agent is able to find a purchaser or purchasers for Remarketed Senior Notes at the Remarketing Price or the Final Remarketing Price, as the case may be, and (iv) the purchaser or purchasers deliver the purchase price therefor to the Remarketing Agent as and when required.

         (d) Neither the Trustee, the Company nor the Remarketing Agent shall be obligated in any case to provide funds to make payment upon tender of Senior Notes for remarketing.

         Section 8.02. Remarketing. (a) Unless a Special Event Redemption has occurred prior to the Initial Remarketing Date, on the Initial Remarketing Date, the Remarketing Agent shall, pursuant and subject to the terms of the Remarketing Agreement, use its reasonable efforts to remarket the Remarketed Senior Notes at a price (the "Remarketing Price") equal to approximately 100.25% of the sum of the Treasury Portfolio Purchase Price and the Separate Senior Note Purchase Price.

         (b) In the case of a Failed Initial Remarketing and unless a Special Event Redemption has occurred prior to the Final Remarketing Date, on the Final Remarketing Date, the Remarketing Agent shall use its reasonable efforts to remarket the Remarketed Senior Notes at a price (the "Final Remarketing Price") equal to approximately 100.25% of the aggregate principal amount of the Remarketed Senior Notes. It is understood and agreed that Remarketing on any Remarketing Date will be considered successful and no further attempts will be made if the resulting proceeds are at least 100.25% of the sum of the Treasury Portfolio Purchase Price and the Separate Senior Note Purchase Price, in the case of the Initial Remarketing, or 100.25% of the aggregate principal amount of the Remarketed Senior Notes in the case of the Final Remarketing.

         Section 8.03. Reset Rate. (a) In connection with each Remarketing, the Remarketing Agent shall determine the Reset Rate (rounded to the nearest one-thousandth (0.001) of one percent per annum) that the Remarketed Senior Notes

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should bear in order to have an aggregate market value equal to the Remarketing
Price or the Final Remarketing Price, as the case may be, and that in the sole discretion of the Remarketing Agent will enable it to remarket all of the Remarketed Senior Notes at the Remarketing Price or Final Remarketing Price, as the case may be, in such Remarketing.

         (b) Anything herein to the contrary notwithstanding, the Reset Rate shall in no event exceed the maximum rate permitted by applicable law and the Remarketing Agent shall have no obligation to determine whether there is any limitation under applicable law on the Reset Rate or, if there is any such limitation, the maximum permissible Reset Rate on the Senior Notes and they shall rely solely upon written notice from the Company (which the Company agrees to provide prior to the eighth Business Day before the Initial Remarketing Date) as to whether or not there is any such limitation and, if so, the maximum permissible Reset Rate.

         (c) In the event of a Failed Remarketing or if no Senior Notes are included in Corporate Units and none of the holders of the Separate Senior Notes elect to have their Senior Notes remarketed in any Remarketing, the applicable interest rate on the Senior Notes will not be reset and will continue to be the Coupon Rate.

         (d) In the event of a Successful Remarketing, the Coupon Rate shall be reset at the Reset Rate as determined by the Remarketing Agent under the Remarketing Agreement.

         Section 8.04. Failed Remarketing. (a) If, by 4:00 p.m. (New York City time) on any Remarketing Date, the Remarketing Agent is unable to remarket all of the Remarketed Senior Notes at the Remarketing Price or the Final Remarketing Price, as the case may be, pursuant to the terms and conditions hereof, a Failed Remarketing shall be deemed to have occurred, and the Remarketing Agent shall so advise, by telephone the Depositary, the Purchase Contract Agent and the Company. Promptly following any Failed Remarketing, the Remarketing Agent shall return Separate Senior Notes submitted for remarketing, if any, to the Custodial Agent for distribution to the appropriate Holders.

         (b) The Company shall cause a notice of such Failed Remarketing to be published in a daily newspaper in the English language of general circulation in the City of New York, which is expected to be The Wall Street Journal.

         Section 8.05. Put Right. (a) If there has not been a Successful Remarketing prior to the Purchase Contract Settlement Date, Holders of Separate Senior Notes and Holders of Senior Notes that are a component of Corporate

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Units will, subject to this Section 8.05, have the right (the "Put Right") to require the Company to purchase their Senior Notes, on the Purchase Contract Settlement Date, at a price per Senior Note equal to $50.00 plus accrued and unpaid interest to but excluding the Purchase Contract Settlement Date (the "Put Price").

         (b) The Put Right of Holders of Senior Notes that are part of Corporate Units will be automatically exercised unless such Holders (1) prior to 11:00 a.m., New York City time, on the second Business Day immediately preceding the Purchase Contract Settlement Date, provide written notice to the Purchase Contract Agent of their intention to settle the related Purchase Contract with separate cash, and (2) on or prior to the Business Day immediately preceding the Purchase Contract Settlement Date, deliver to the Collateral Agent $50 in cash per Purchase Contract, in each case pursuant to the Purchase Contract Agreement. Unless a Corporate Unit holder has settled the related Purchase Contract with separate cash on or prior to the Purchase Contract Settlement Date, the Company, on the Purchase Contract Settlement Date, shall cause the Put Price to be deposited in the Collateral Account and the Collateral Agent shall cause the Securities Intermediary to remit the Purchase Price for the shares of Common Stock to be issued under the related Purchase Contract from a portion of the Proceeds of the Put Right to the Company in full satisfaction of such Holder's obligations under the related Purchase Contract. Any remaining amount of the Put Price following satisfaction of the related Purchase Contract will be paid to such Corporate Unit holder. If the Company shall fail to pay the Put Price on the Purchase Contract Settlement Date in accordance with the foregoing, the Company shall be deemed to have netted its obligation to pay the Put Price against the obligation of a Holder of a Senior Note that is a component of a Corporate Unit to pay the Purchase Price under the related Purchase Contract on the Purchase Contract Settlement Date.

         (c) The Put Right of a Holder of a Separate Senior Note shall only be exercisable upon delivery of a notice to the Trustee by such Holder on or prior to the second Business Day prior to the Purchase Contract Settlement Date. On or prior to the Purchase Contract Settlement Date, the Company shall deposit with the Trustee immediately available funds in an amount sufficient to pay, on the Purchase Contract Settlement Date, the aggregate Put Price of all Separate Senior Notes with respect to which a Holder has exercised a Put Right. In exchange for any Separate Senior Notes surrendered pursuant to the Put Right, the Trustee shall then distribute such amount to the Holders of such Separate Senior Notes.

         Section 8.06. Additional Event of Default. In addition to the events listed as Events of Default in Section 501 of the Base Indenture, it shall be an additional Event of Default with respect to the Senior Notes, if the Company shall not have satisfied its obligation to pay the Put Price when due in accordance with

Section 8.05 (either by payment of the Put Price to the Trustee when due, by deposit of the Put Price in the Collateral Account when due or by netting the Put Price against a Holder's obligation under the related Purchase Contract if a Senior Note is a component of a Corporate Unit).

                                    ARTICLE 9
                                  Tax Treatment

         Section 9.01. Tax Treatment. The Company agrees, and by acceptance of a Corporate Unit, each holder of a Corporate Unit will be deemed to have agreed
(1) for United States federal, state and local income and franchise tax purposes to treat the acquisition of a Corporate Unit as the acquisition of the Senior Note and the Purchase Contract constituting the Corporate Unit and (2) to treat the Senior Note as indebtedness for United States federal, state and local income and franchise tax purposes. A Holder of Senior Notes may obtain the comparable yield and projected payment schedule for the Senior Notes, determined by the Company pursuant to Treas. Reg. Sec. 1.1275-4, by submitting a written request for such information to the Company at the following address: Baxter International Inc., One Baxter Parkway, Deerfield, Illinois 60015, Attention:
Treasurer.

         IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, as of the day and year first written above.

                                      BAXTER INTERNATIONAL INC.


                                      By:  _____________________________________
                                           Name:
                                           Title:

Attest:


________________________
Name:
Title:
                                      BANK ONE TRUST COMPANY, N.A., as Trustee


                                      By:  _____________________________________
                                           Name:
                                           Title:

Attest:


________________________
Name:
Title:

________________________
Name:
Title:

                                                                       EXHIBIT A

[IF THIS SENIOR NOTE IS TO BE A GLOBAL SECURITY, INSERT:] THIS SENIOR NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY OR A NOMINEE OF THE DEPOSITORY TRUST COMPANY. THIS SENIOR NOTE IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY TRUST COMPANY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TRUST COMPANY TO A NOMINEE OF THE DEPOSITORY TRUST COMPANY OR BY A NOMINEE OF THE DEPOSITORY TRUST COMPANY TO THE DEPOSITORY TRUST COMPANY OR ANOTHER NOMINEE OF THE DEPOSITORY TRUST COMPANY.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                            BAXTER INTERNATIONAL INC.

3.6% Senior Notes due February 16, 2008                       No.
$______________                                             CUSIP No. 07813 60 4

BAXTER INTERNATIONAL INC., a corporation organized and existing under the laws of Delaware (hereinafter called the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to___________, or registered assigns, the principal sum of up to ___________($__________), as set forth in the Schedule of Increases or Decreases In Senior Note attached hereto, on February 16, 2008 (such date is hereinafter referred to as the "Maturity Date"), and to pay interest thereon from December 17, 2002 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, quarterly in arrears on February 16, May 16, August 16 and November 16 of each year, commencing February 16, 2003, at the rate of 3.6% per annum through and including the day immediately preceding the Reset Effective Date, if any, and thereafter at the Reset Rate, if any, on the basis of a 360-day year consisting of twelve 30-day months, until the principal hereof is paid or duly provided for or made available for payment, and (to the extent that the payment of such interest shall be legally enforceable) to pay interest, compounded quarterly, at the rate of 3.6% per annum on any overdue principal and payment of interest through and including the day immediately preceding the Reset Effective Date, if any, and thereafter at the Reset Rate, if any. The amount of interest payable for any period shorter than a full quarterly period for which interest is computed will be computed on the basis of a 30-day month and, for any period less than a month, on the basis of the actual number of days elapsed per 30-day month. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Senior Note (or one or more Predecessor Senior Notes) is registered at the close of business on the Record Date for such Interest Payment Date.

Payment of the principal of and interest on this Senior Note will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, which shall initially be the Corporate Trust Office of the Trustee, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the Holder at such address as shall appear in the Security Register or by wire transfer to an account appropriately designated by the Holder entitled to payment.

Reference is hereby made to the further provisions of this Senior Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Senior Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:

                                                BAXTER INTERNATIONAL INC.


                                                By: ________________________
                                                    Name:
                                                    Title:

Attest:


By: ______________________
    Name:
    Title:




                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Senior Notes referred to in the within mentioned Indenture.

Dated: _____________

BANK ONE TRUST COMPANY, N.A.,
as Trustee

By:    __________________
       Authorized Officer

                         FORM OF REVERSE OF SENIOR NOTE

         This Senior Note is one of a duly authorized issue of securities of the Company (herein called the "Senior Notes"), issued and to be issued in one or more series under an Indenture, dated as of April 26, 2002, between the Company and Bank One Trust Company, N.A., as Trustee, (herein called the "Trustee", which term includes any successor trustee)(the "Base Indenture"), as supplemented by the Supplemental Indenture No. 1 between the Company and the Trustee (the "Supplemental Indenture" and together with the Base Indenture, the "Indenture"), to which Indenture reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Senior Notes and of the terms upon which the Senior Notes are, and are to be, authenticated and delivered. This Senior Note is one of the series designated on the face hereof, limited in aggregate principal amount to $[___________].

         If a Special Event shall occur and be continuing, the Company may, at its option, redeem the Senior Notes of this series in whole, but not in part, on any Interest Payment Date prior to the earlier of the date of a Successful Remarketing or the Purchase Contract Settlement Date, at a price per Senior Note equal to the Redemption Price as set forth in the Indenture.

         If there has not been a Successful Remarketing prior to the Purchase Contract Settlement Date, the holders of Senior Notes will have the right to require the Company to purchase their Senior Notes on the Purchase Contract Settlement Date, all as more fully described in the Supplemental Indenture

         The Senior Notes are not entitled to the benefit of any sinking fund and will not be subject to defeasance.

         If an Event of Default with respect to Senior Notes of this series shall occur and be continuing, the principal of the Senior Notes of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Senior Notes at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Senior Notes at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Senior Notes at the time Outstanding, on behalf of the Holders of all Senior Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Senior Note shall be conclusive and binding upon such Holder and upon all future Holders of this Senior Note and of any Senior Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Senior Note.

         No reference herein to the Indenture and no provision of this Senior Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Senior Note at the times, place and rate, and in the coin or currency, herein prescribed.

         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Senior Note is registrable in the Securities Register, upon surrender of this Senior Note for registration of transfer at the office or agency of the Company in any place where the principal of and interest on this Senior Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Securities Registrar duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Senior Notes of this series, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

         The Senior Notes of this series are issuable only in registered form without coupons in denominations of $50 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Senior Notes of this series are exchangeable for a like aggregate principal amount of Senior Notes of this series of a different authorized denomination, as requested by the Holder surrendering the same.

         No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         Prior to due presentment of this Senior Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Senior Note is registered as the owner hereof for all purposes, whether or not this Senior Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

         All terms used in this Senior Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

         The Company agrees, and by acceptance of a Corporate Unit, each holder of a Corporate Unit will be deemed to have agreed (1) for United States federal, state and local income and franchise tax purposes to treat the acquisition of a Corporate Unit as the acquisition of the Senior Note and the Purchase Contract constituting the Corporate Unit and (2) to treat the Senior Note as indebtedness for United States federal, state and local income and franchise tax purposes. A Holder of Senior Notes may obtain the comparable yield and projected payment schedule for the Senior Notes, determined by the Company pursuant to Treas. Reg. Sec. 1.1275-4, by submitting a written request for it to the Company at the following address: Baxter International Inc., One Baxter Parkway, Deerfield, Illinois 60015; Attention: Treasurer.

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers this Senior Note to:

_____________________________________________________________________________

_____________________________________________________________________________

(Insert assignee's social security or tax identification number)

_____________________________________________________________________________

_____________________________________________________________________________

_____________________________________________________________________________

(Insert address and zip code of assignee)

and irrevocably appoints

_____________________________________________________________________________

_____________________________________________________________________________

_____________________________________________________________________________

agent to transfer this Senior Note on the books of the Company. The agent may substitute another to act for him or her.

Date: _____________

                                            Signature:

                                            _______________________



                                            Signature Guarantee: _______________

(Sign exactly as your name appears on the other side of this Senior Note)

                               SIGNATURE GUARANTEE

Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

By: _____________________
    Name
    Title:





                                                ________________________________
                                                as Trustee

                                                By: ____________________________
                                                    Name
                                                    Title:


Attest:


By: ____________________________
    Name
    Title:

                SCHEDULE OF INCREASES OR DECREASES IN SENIOR NOTE

The following increases or decreases in a part of this Senior Note have been made:

--------------------------------------------------------------------------------------------------
                         Amount of          Amount of       Principal amount
                        decrease in        increase in       of this Senior
                      principal amount   principal amount    Note following       Signature of
                       of this Senior     of this Senior    such decrease (or      authorized
        Date                Note               Note             increase)      officer of Trustee
--------------------------------------------------------------------------------------------------
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